Exhibit 99.1

ARGAN, INC.

RESULTS OF VOTING

2026 ANNUAL MEETING OF THE STOCKHOLDERS OF ARGAN, INC.

June 10, 2026

(1)	The election of the following nine (9) directors to the Board of Directors of the Company, each to serve until the 2027 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal.

The results of the voting were as follows:

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Lisa L. Alexander	11,166,926	179,291	1,333,946
Cynthia A. Flanders	10,362,442	983,775	1,333,946
Peter W. Getsinger	11,068,282	277,935	1,333,946
William F. Griffin, Jr.	11,070,172	276,045	1,333,946
John R. Jeffrey, Jr.	11,188,218	157,999	1,333,946
William F. Leimkuhler	10,895,837	450,380	1,333,946
James W. Quinn	10,899,313	446,904	1,333,946
Karen A. Sweeney	11,148,063	198,154	1,333,946
David H. Watson	11,149,044	197,173	1,333,946
(2)	The non-binding advisory approval of the Company’s executive compensation (the “say-on-pay” vote).

The result of the voting was as follows:

For	Against	Abstain	Broker Non-Votes
10,895,425	277,540	173,252	1,333,946
(3)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2027.

The result of the voting was as follows:

For	Against	Abstain
12,562,729	104,115	13,319